Kenne Ruan, CPA, P.C.                                                                                                 Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525                                                                                                                                       kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10K of Avatar Ventures Corp. of our report dated November 11, 2011, relating to the financial statements of the two-year period ended July 31, 2010, and   for the period August 14, 2006 (date of inception) to July 31, 2011

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
November 11, 2011